PURCHASE AND SALE AGREEMENT
                   ---------------------------

          This Purchase and Sale Agreement (this "Agreement") is made and entered into this 22nd day of April, 1996, by and between XCL -Texas, Inc., whose address is 110 Rue Jean Lafitte, Lafayette, Louisiana 70308, hereinafter referred to as "Seller", and Dan A. Hughes Company, whose address is P. 0. Drawer 669, Beeville, Texas 78104-0669, hereinafter referred to as "Buyer

          For and in consideration of the mutual covenants contained herein, Buyer and Seller do hereby agree as follows;

                            ARTICLE I

                        Sale of Interest
                        ----------------

     1.01      Seller  does  hereby agree  to  sell,  assign  and
convey to Buyer all of Seller's right, title and interest in  and
to   the   following   (herein  collectively   referred   to   as
"Interests"):

          (a) All of Seller's right, title and interest as is known to exist this date, which is represented on Exhibit "A-1", as well as Seller's interest to the oil and gas leases described on Exhibit "A", attached hereto, it being the intent and desire and stipulated intent between the parties that Seller is conveying all right, title and interest of any kind or character for the consideration herein expressed. Seller shall deliver to Buyer all the working interest, net revenue interest and any overriding royalty interest or royalty interest, owned by Seller as of the date of this agreement, reserving and retaining no interest of any kind or character other than set forth on Exhibit "A", and being hereinafter referred to as the "Land".

          (b) All of Seller's interest in and to the oil and gas wells, equipment, personal property, fixtures and improvements located on the Land as of the Effective Time, hereinafter defined, appurtenant thereto or directly used or obtained in connection with the Land or with the production, treatment, sale or disposal of hydrocarbons or waste produced therefrom or attributable thereto;

          (c) All other leasehold interests owned by Seller in and to the Land or attributable to production therefrom as of the Closing Date.

          (d)      All    unitization,   farmout    agreements,
participation letter agreements, pooling and operating agreements, and the units created thereby to the extent they relate to the Land, including any and all units formed under orders, regulations, rules and other official acts of the governmental authority having jurisdiction, together with any right, title and interest of Seller created thereby in the Land. Any portion of the foregoing described rights and interests may sometimes hereafter be referred to as an "Interest".

     1.02 The Purchase and Sale of the Interests shall be effective as of the 1st day of May, 1996 at 7:00 a.m. C.S.T.
(herein referred to as "Effective Time").

                           ARTICLE II

                         Purchase Price
                         --------------

2.01 As consideration for the sale of the Interests, Buyer does hereby agree to pay Seller the sum of Three Million and Thirty Thousand Dollars ($3,030,000.00) (herein referred to as the "Purchase Price") of which Ten Thousand Dollars ($10,000) herein referred to as "Earnest Money") shall be paid to Seller upon execution of this Agreement. The balance of Three Million and Twenty Thousand Dollars ($3,020,000.00) shall be paid by Buyer to Seller at closing, which is to take place on May 6, 1996 at 11:00 a.m. in the offices of Seller.

The Purchase Price shall be adjusted at closing as follows:

The Purchase Price shall be increased by;

     (i) All merchantable allowable oil and/or condensate in storage above the pipeline connections at the Effective Time shall be valued at the price per barrel (net of severance tax) received by Seller for the first sale of production in April, 1996 attributable to the Interests.

     (ii) All expenditures paid by or on behalf of Seller or accrued in connection with operation of the Interests from the Effective Time to the Closing Date; and

    (iii) All prepaid expenses attributable to the Interests and paid or incurred by Seller from the Effective Time to the Closing Date; and

     (iv) Any other amount agreed upon by Buyer and Seller;

     and shall be reduced by:

     (i) all proceeds received or receivable by Seller from sales of production attributable to the Interests from the Effective Time to the Closing Date; and

     (ii) any other amount provided for herein or agreed upon by the Buyer and Seller.

     2.02 If Buyer fails to perform closing as provided herein then this Agreement shall terminate and be null and void, then Seller shall be entitled to retain the Earnest Money, but shall have no other remedy or recourse at law.

     2.03 If Seller fails to perform at Closing as provided herein then this Agreement shall terminate and be null and void, then Buyer shall be entitled to an immediate refund of the Earnest Money and shall have no other remedy or recourse at law.

     2.04 The balance of the Purchase Price shall be tendered to XCL - Texas, Inc., Seller, at time of closing.

     2.05 Ownership of all production attributable to the Interests conveyed to Buyer shall pass as of the Effective Time and all other attributes of ownership shall pass as of the Closing Date.

                           ARTICLE III

                 Representations and Warranties
                 ------------------------------


          3.01     Seller represents and warrants that:

          (a) Seller, if a corporation, is validly existing and in good standing under the laws of the State of Incorporation, with the corporate power and authority to own properties and assets and to carry on business as now being conducted.

          (b) Seller has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Seller. This Agreement constitutes the valid and binding obligation of Seller, enforceable against it in accordance with the terms hereof, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws in effect from time to time, and no other corporate act, approval or proceeding on the part of Seller or the holders of any class of capital or any other party is required to authorize the execution and delivery of this Agreement by Seller or the consummation of the transactions contemplated hereby.

          (c) This Agreement and the execution and delivery hereof by Seller does not, and the consummation of the transactions contemplated hereby will not, violate any provision of or constitute a default (whether with notice or the lapse of time or both) under the charter or by-laws of Seller or any law or regulation (excepting any United States federal or state antitrust law or regulation, as to which no representation or warranty is made) to which Seller is subject, or any provision of any indenture, mortgage, lien, lease, agreement, instrument, order, arbitration award, judgement or decree to which Seller is a party or by which Seller or any of its assets or properties is bound, which violation, breach or default would materially adversely affect the business or financial condition of Seller.

          (d) To the best of Seller's knowledge and belief, Seller has not been advised in writing by any lessor under any Lease of any default under any Lease which has not been remedied or waived by Buyer.

          (e) To the best of Seller's knowledge and belief, all royalties, rentals and other payments due under the Leases have been properly and timely paid, except for those amounts in suspense, and all conditions necessary to keep the Leases in force have been duly performed.

          (f) To the best of Seller's knowledge and belief, Seller is not obligated, by virtue of a prepayment arrangement under any contract for the provision, for a production payment or for any other arrangement, to deliver hydrocarbons produced from the Interests at some future time without then or thereafter receiving hill payment therefor.

          (g) The gas production from the properties are subject to a gas sales contract No. 1133 dated April 12, 1991 between United Texas Transmission Company, Buyer and XCL - Texas, Inc., et al, as Seller, as amended. Buyer will have negotiated and entered into a separate Gas Purchase Contract with United Texas Transmission Company, covering the properties, prior to the closing date hereunder. All gas production should be put in balance in the event there is any imbalance between Seller and any third parties. Any oil or distillate produced from the premises is freely marketable by Buyer.

           (h) To the best of Seller's knowledge and belief, all tax returns of Seller required by law to be filed concerning the Leases have been filed and are complete and correct in all material respects, and all taxes, assessments, fees and other governmental charges concerning the Leases which have been assessed against Seller or against the Leases and which have become due and payable, have been paid.

          (i)       Seller   has  not  incurred  any   liability,
contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

          (j) To the best of Seller's knowledge and belief, there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened, against Seller or any of its respective properties, assets, operations or businesses which might materially delay, prevent or hinder the consummation of the transactions contemplated hereby or materially adversely affect the title to or value of any of the Interests.

          (k) To the best of Seller's knowledge and belief, Seller has not failed to comply with any laws, regulations or orders of governmental agencies having jurisdiction over the interests, which failure would materially adversely affect any of the Interests.

          (l)      To  the best of Seller's knowledge and belief,
there   are   no   bankruptcy,  reorganization,  or   arrangement
proceedings pending, being contemplated by or threatened against Seller.

          (m) To the best of Seller's knowledge and belief, Seller is not aware of any violations, whether alleged or acknowledged, of any applicable regulations, rules or orders promulgated by the Federal Energy Regulatory Commission, the Department of Energy, or any other federal or state agency, or any of their predecessor agencies, which materially affect the value of the Interests or the production therefrom.

     3.02 THIS AGREEMENT IS EXECUTED WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION AS TO THE MERCHANTABILITY OF ANY KIND WHATSOEVER WITH RESPECT TO THE QUANTITY, QUALITY, CONDITION, SIZE, WEIGHT, SERVICEABILITY OR ANY OTHER ASPECT OF THE WELLS, WELLBORES, FIXTURES, EQUIPMENT OR PERSONAL PROPERTY, WHICH SHALL BE CONVEYED TO BUYER AS IS, WHERE IS, AND WITH ALL FAULTS AND DEFECTS. SELLER SPECIFICALLY DISCLAIMS, WITHOUT LIMITATION, ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     3.03     Buyer represents and warrants to Seller that:

          (a) Buyer is a knowledgeable purchaser, owner and operator of oil and gas properties, has the ability to evaluate (and in fact has evaluated) the Interests for purchase, and is acquiring the Interests for its own account and not with the intent to make a distribution within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereto, or a distribution thereof in violation of any other applicable securities laws.

           (b) This Agreement and the execution and delivery hereby buy Buyer does not and the consummation of the transactions contemplated hereby will not, violate any provision of or constitute a default (whether with notice or the lapse of time or both) under the charter or by-laws of Buyer, or any law or regulation (excepting any United States federal or state antitrust law or regulation as to which no representation or warranty is made) for which Buyer or any of its subsidiaries or any of their assets or properties is bound, which violation, breach or default would materially adversely affect the business or financial condition of Buyer or its subsidiaries taken as a whole.

          (c) To the best of Buyer's knowledge and belief, there are no actions, suits, proceedings or governmental investigations or inquiries pending, or threatened, against Buyer or any of its subsidiaries or their respective properties, assets, operations or businesses which might materially delay, prevent or hinder the consummation of the transactions contemplated hereby or which might result in any material adverse change in the financial ability of Buyer to consummate the transactions contemplated hereby.

          (d)     Buyer has incurred no liability, contingent  or
otherwise,  for  brokers'  or  finders'  fees  relating  to   the
transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

                           ARTICLE IV

                            Covenants
                            ---------

     4.01     Seller covenants and agrees with Buyer that:

          (a) Seller will provide to Buyer for examination and possession at time of closing, all lease and land files, title opinions, legal files, gas purchase contract files, division order files, accounting files, well files, production files, seismic data and information (original film), all electric logs, mud logs, production logs, all maps and cross sections, operating reports and any and all contracts, geological and geophysical reports, as well as any and all well information which will be provided to Buyer by Seller at closing. Buyer shall be entitled to all original records and files pertaining to the properties herein conveyed.

          (b) During the period from the date of this Agreement to the Effective Time, without the prior written consent of Buyer, Seller will not convey or dispose of any part of the Interests (other than Interests set forth in subsection
(c) below, and personal property and equipment and oil, gas and other liquid products produced form the Interests in the regular course of business). After the Closing Date, Seller will not convey or dispose of any part of the Interests including oil, gas or other liquid products produced from the Interests. Buyer shall have the hill power and right to sell and market the oil and/or gas produced from the Interests from and after the Closing Date and Seller shall not sell or market any oil and/or gas produced from the Interests from and after the Closing Date.

          (c) Prior to the Closing Date, Seller shall use reasonable efforts to cause the Interests to be maintained and operated in a good and workmanlike manner, shall maintain any insurance now in force with respect to the Interests, shall pay or cause to be paid all costs and expenses incurred in connection therewith, shall keep the Leases in full force and effect, excepting those Leases which expire according to their terms, and shall use its best efforts to perform and comply with the covenants and conditions contained in the Leases and agreements relating to the Interests. As of the Closing Date, Seller will surrender to Buyer control of all operations of the Interests at which time Seller and Buyer will execute Change of Operator (RRC Form PA) for the wells being sold and Buyer will assume liability for plugging of said wells. Seller shall give its contract operator ninety (90) days notice of its intent to terminate contract operations relative to the XCL - Texas, Inc. - J. Lopez #3 Well. Buyer will provide the Texas Railroad Commission all bonds and sureties necessary to act as Operator.

          (d) Prior to the Closing Date, Seller shall carry on the business with respect to the Interests in substantially the same manner as Seller has heretofore, and shall not introduce any new method of operation or accounting with respect to the Interests.

          (e) Without the prior written consent of Buyer, Seller shall not enter into any new agreements or commitments with respect to the Interests which extend beyond the Closing
Date, shall not make any capital expenditures on any of the Interests in excess of amounts permitted to be expended in applicable joint operating agreements without authorities for expenditure, shall not abandon any well located on the interests or release or abandon all or any portion of any of the Leases, shall not modify or terminate any of the agreements relating to the Interests and shall not encumber, sell or otherwise dispose of any of the Interests other than personal property which is replaced by equivalent property or consumed in the normal operation of the Interests.

          (f) Seller shall promptly notify Buyer of any suit, action or other proceeding before any court or governmental agency and any cause of action which relate to the Interests or which might result in impairment or loss of Seller's title to any of the Interests or of the value thereof or which might hinder or impede the operation of the Leases, arising or threatened prior to the Closing, of which Seller has knowledge.

          (g) Seller shall exercise its customary diligence in safeguarding and maintaining secure all engineering, geological and geophysical data, reports and maps, and all other confidential data in its possession directly relating to the Interests and to be transferred to the Buyer hereunder.

          (h) All laws, regulations and orders of all governmental agencies having jurisdiction over the Interests shall, in all material respects, be complied with by Seller until the Closing.

          (i) Seller shall use reasonable efforts to cause all the representations and warranties of Seller contained in this Agreement to be true and correct on and as of the Closing Date and, to the extent the conditions precedent to the obligations of Buyer are within the control of Seller, Seller shall use reasonable efforts to cause such conditions to be satisfied on or prior to the Closing Date.

     4.02 Buyer severally covenants and agrees with Seller that:

          (a) Buyer shall use reasonable efforts to cause all the representations and warranties of Buyer contained in this Agreement to be true and correct on and as of the Closing Date and, to the extent the conditions precedent to the obligations of Seller are within the control of Buyer, shall cause such conditions to be satisfied on or prior to the Closing Date.

          (b) Buyer shall promptly make all regulatory filings to be made by a purchaser.

                            ARTICLE V

                       Title to Interests
                       ------------------

     5.01 At any time before Closing, Buyer may notify Seller in writing of any of the Interests by title defects. "Title Defects" shall mean any material encumbrance, lien, irregularity or defect in Seller's title to any of the Interests that renders such title not marketable to a reasonably prudent purchaser. Seller may, at its option, elect to cure such Title Defects at its own expense. If such Title Defects have not been cured to Buyer's satisfaction by Closing, the following shall occur:

          (a) Buyer may nevertheless elect in writing to waive such Title Defects and proceed to close; or

          (b) In the case of interests discrepancies, (i.e. a lease that covers less interests than represented or Seller owns less interest in a lease than represented) which can be substantiated, the Purchase Price shall be adjusted by an amount to be agreed upon between Buyer and Seller; or

          (c) In the case of the Title Defects, other than interest discrepancies which Seller has elected not to cure or has been unable to cure to Buyer's satisfaction, the Interests so impaired may be excluded from this Agreement and the Purchase Price shall be reduced by an amount to be agreed upon by Buyer and Seller.

          (d) In the case of material Title Defects which Seller has elected not to cure or has been unable to cure to Buyer's satisfaction, Buyer may, upon written notice to Seller, cancel this Agreement and Seller shall return to Buyer the Earnest Money paid by Buyer prior to the Closing, and this Agreement shall be of no further force and effect and neither Seller nor Buyer shall have further recourse or remedy. A material Title Defect shall be any defect in title which reduces the quantity of interest to be conveyed from Seller to Buyer greater than ten percent (10%) of the Interests shown on Exhibit "A-1" attached hereto.

     5.02 Title Defects discovered after the Closing Date shall not cause an adjustment to Purchase Price and shall not be actionable. The Purchase Price shall not be adjusted for any of the following permitted encumbrances which shall not be considered Title Defects:

          (a) Preferential rights to purchase and required third part consents to assignments and similar agreements with respect to which waivers or consents are obtained from the appropriate parties or the appropriate time period for asserting the rights has expired without an exercise of the rights;

          (b) Materialman's, mechanic's, repairman's, employee's, contractor's, operator's, tax and other similar liens or charges arising in the ordinary course of business (i) if they have not been filed pursuant to law, (ii) if filed, they have not yet become due and payable or payment is being withheld as provided by law, or (iii) if their validity is being contested in good faith by appropriate action;

          (c) All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are customarily obtained subsequent to the sale or conveyance;

          (d) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations;
and

          (e)      All  rights  reserved  to  or  vested  in  any
governmental,  statutory  or  public  authority  to  control   or
regulate any of the Interests in any manner, and all applicable laws, rules and orders of governmental authority.

          (f)     The agreements listed on Exhibit "A-2".

                           ARTICLE VI

                      Conditions to Closing
                      ---------------------

     6.01 The obligations of Seller to consummate the transaction contemplated by this Agreement are subject, at the option of Seller, to the satisfaction or waiver of the condition that all representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of Closing, and Buyer shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing. The obligations of Buyer to consummate the transaction contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction or waiver of the condition that all representations and warranties of Seller contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Seller at or prior to Closing.

     6.02 The obligations of each party to consummate the transactions contemplated by this Agreement are subject, at the option of such party, to the satisfaction or waiver by such party of the following conditions:

     (a) All necessary consents, permissions, notations and approvals by third parties or governmental authorities (except consents, permissions and approvals of governmental authorities customarily obtained subsequent to transfer) in connection with the sale and transfer by Seller and purchase by Buyer of the Interests and in connection with the transfer by Seller of all permits and licenses necessary or appropriate for the operation of the Interests, shall have been obtained, waived by the party adversely affected or the period for exercise shall have expired, and all necessary regulatory filings shall have been made.

     (b) At the Closing, there shall not be pending or instituted, threatened or proposed, any action or proceeding by or before any court or administrative agency or any other person challenging or complaining of, or seeking to collect damages or other relief in connection with the transactions contemplated by this Agreement.

     (c) At the Closing, no state or federal statute, rule, regulation or action shall exist or shall have been adopted or taken and no judicial or administrative decision shall have been entered (whether on a preliminary or final basis, which would prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement or make illegal the payments due hereunder.

                            ARTICLE VII

                              Closing
                              -------

     7.01 The consummation of the transactions contemplated hereby (the "Closing") shall be held at the offices of XCL -
Texas, Inc., 110 Rue Jean Lafitte, Lafayette, Louisiana 70508, at
11:00 a.m. on May 6, 1996.

     7.02     At the Closing:

          (a) Seller shall execute, acknowledge, and deliver to Buyer an Assignment, Bill of Sale and Agreement in form substantially the same as set forth in Exhibit "B". hereto conveying the Interests to Buyer.

          (b) Seller and Buyer shall execute and deliver a Settlement Statement prepared by Seller that shall set forth the Closing Amount and each adjustment and the calculation of such adjustments used to determine such amount. The term Closing Amount shall mean the Purchase Price adjusted as provided in
Article V, using for such adjustment the best information then available.

          (c) Buyer shall deliver to Seller by wire transfer in the amount of Three Million and Twenty Thousand Dollars
($3,020,000.00) to Seller.

          (d) Seller shall deliver to Buyer original lease and land files, title opinions, legal files, gas purchase contract files, division order files, accounting files, well files, production files, seismic data and information (original film), (to the extent that Seller is contractually able to do
so), all electric logs, mud logs, production logs, all maps and cross sections, operating reports and any and all contracts, geological and geophysical reports, as well as any and all well information pertaining to the Leases and wells conveyed. Seller makes no warranty as to the correctness or accuracy of the materials contained with the files furnished hereunder.

          (e) Seller and Buyer shall execute, acknowledge and deliver transfer orders or letters in lieu, prepared by Buyer, directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Interests conveyed.

          (f)      Seller  and  Buyer shall execute  PA  Forms  ,
Change of Operator, with the State of Texas and such other documents as are necessary to effectuate the transfer to Buyer on May 1, 1996.

                          ARTICLE VIII

                  Obligations After The Closing

     8.01 Within ninety (90) days after the Closing, the parties shall undertake to agree with respect to the adjustments or payments that were not finally determined as of the Closing, and the amount due from Buyer or Seller, as the case may be, pursuant to such post-closing adjustment.


     8.02 Buyer shall pay all taxes occasioned by the sale of the Interests and all documentary, filing and recording fees required in connection with the filing and recording of any assignments.

     8.03     Promptly After the Closing.

          (a)     Buyer shall:

               (i)  immediately   record   and   file   all
                    counterparts of the Assignment and Bill of Sale and provide Seller with proof thereof;

               (ii) erect  or  install such lease  and  well
                    signs   as  may  be  required  by  applicable
                    regulations, indicating that Buyer is owner of the Interests; and

          (b)     Seller shall:

               (i)  remove   all   lease  and   well   signs
                    indicating Seller's ownership; and

               (ii) advise  applicable  state  and  federal
                    agencies of this sale.

     8.04 After Closing, Seller and Buyer shall execute, acknowledge and deliver such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement.

     8.05 The representations, warranties, covenants and agreements included in this Agreement or in any exhibit, document, certificate, or other instrument delivered pursuant hereto (except the Exhibit "B" Assignment, Bill of Sale and Agreement) shall survive the Closing for a period of six (6)
months. The provisions of Article VIII, Article IX, and the Assignment, Bill of Sale and Conveyance provided for hereunder, as well as all indemnities included or provided in this Agreement, shall survive Closing for so long as permitted by law. The provisions of Article 11.07 shall survive the Closing for a period of twelve (12) months.

                            ARTICLE IX

                            Indemnities
                            -----------


     9.01 Buyer expressly agrees to fully protect, defend, indemnify and hold harmless Seller, its employees, officers, and agents, successors and assigns from and against each and every claim, demand, action, cause of action, or lawsuit, and any liability, cost, expense, damage, or loss, including court costs and attorneys' fees, and including claims based upon theories of negligence (collectively, referred to as "Claim") arising from or relating to' wholly or in part, the operation or ownership of Interests on or after the Closing Date, as well as any Claim excluded from Seller's indemnity obligation.

     9.02 Seller expressly agrees, to fully protect, defend, indemnify and hold harmless Buyer, their employees and agents, successors and assigns from and against each and every Claim solely arising from or relating to the operation or ownership of the Interests prior to the Closing Date; provided however, Seller's indemnity obligation shall not apply to:

          (a) Any Claim of which Buyer has knowledge or notice on or prior to the Closing Date; or

          (b) Any claim of the type which may be encountered in spite of the conduct of Operations consistent with normal oil field practices (e.g. Claims relating to surface reclamation, well plugging, asbestos, naturally occurring radioactive materials, ordinary wear and tear, etc.).

                            ARTICLE X

                  Seismic Consent and Approval
                  ----------------------------

     10.01 Seller agrees to grant to Buyer as to its right, title and interest, a non-exclusive permit, in order that Buyer may conduct 3-D seismic surveys under all the leases in the South Berry R. Cox Field, as well as other interests that Seller may have in the vicinity thereof.

                            ARTICLE XI

                           Miscellaneous
                           -------------

     11.01 This Agreement supersedes all prior agreements between the parties (written or oral) with regard to the subject matter hereof. This instrument contains the entire agreement between the parties and may be supplemented, altered, amended, modified or revoked by writing only, signed by both parties.

     11.02 All of the Exhibits referred to in this Agreement are hereby incorporated by reference.

     11.03 Buyer may not assign all or any portion of its rights or delegate all or any portion of its duties hereunder unless Buyer obtains the prior written consent of Seller, which consent shall not be unreasonably withheld. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     11.04     THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED
HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY,
THE LAWS OF THE STATE OF TEXAS.

     11.05 All notices and communications required or permitted under this Agreement, including address changes, shall be in writing and communication or delivery hereunder shall be deemed to have been duly made if actually delivered, transmitted by telecopier or if mailed by registered or certified mail, postage prepaid, addressed as follows:

     If to Seller:                   If to Buyer:

     Dan A. Hughes Company           XCL - Texas, Inc.
     Attention: Ronald P. Stasny     Attn.: David Melman
     P. 0. Drawer 669                110 Rue Jean Lafitte
     Beeville, Texas 78104-0669      Lafayette, Louisiana 70508
     (512) 358-3752 - phone          (318) 237-0325 - phone
     (512) 362-2839 - fax            (318) 237-3316 - fax

     11.06 For one (1) year after the Closing, Seller agrees to execute, acknowledge and deliver to Buyer any additional instruments, notices, division orders and other documents which may be necessary to more fully and effectively assign and convey to Buyer the subject Interests.

     11.07 The terms and conditions of this Agreement are deemed privileged and confidential and neither party hereto shall disclose the terms hereof without the prior written consent of the other, except as required to meet corporate disclosure obligations.

     11.08 This Agreement may be executed in multiple counterparts, each of which shall be an original, and all of which, when considered together, shall constitute one and the same instrument.

Executed as of the date first above mentioned.



BUYER:                        DAN A. HUGHES COMPANY

                              /s/ Dan A. Hughes
                              ----------------------------
                              BY: Dan A. Hughes, President

SELLER:                       XCL - TEXAS, INC.

                              /s/ David A. Melman
                              -----------------------------
                              BY: David Melman, Vice President